Exhibit 4.3

PURCHASE WARRANT

Issued to:

Paulson Investment Company, LLC

Exercisable to Purchase

147,267 Shares of Common Stock

of

Ammo, Inc.

Warrant No. C-19
Void after April 20, 2025

THE WARRANT REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after the Initial Exercise Date and on or before the Expiration Date, up to 147,267 shares of Common Stock at the per share Exercise Price.
This Warrant Certificate is issued by the Company pursuant to Section 2(b) of the Placement Agent Agreement, subject to the following terms and conditions:
1. Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:
(a) "Cashless Exercise" means an exercise of a Warrant in which, in lieu of payment of the Exercise Price in cash, the Warrantholder elects to receive a lesser number of Securities in payment of the Exercise Price, as determined in accordance with Section 2(b).
(b) "Closing Date" means April 20, 2018, the date on which the closing under the Offering occurred.
(c) "Commission" means the Securities and Exchange Commission.
(d) "Common Stock" means the common stock, $0.001 par value, of the Company.
(e) "Company" means Ammo, Inc..
(f) "Exercise Price" means the price at which the Warrantholder may purchase one share of Common Stock or other Securities upon exercise of a Warrant as determined from time to time pursuant to the provisions hereof, multiplied by the number of Securities as to which the Warrant is being exercised.  The Exercise Price is $1.65 per share of Common Stock.
(g) "Expiration Date" has the meaning set forth in Section 2(a).
(h) "Initial Exercise Date" has the meaning set forth in Section 2(a).
(i) "Offering Materials" means the transaction documents and related investment materials described in the Placement Agent Agreement.
(j) "Offering" means the offering of securities made pursuant to the Offering Materials and the Placement Agent Agreement.
(k) "Placement Agent Agreement" means that certain Placement Agent Agreement, dated as of October 27, 2017, as amended and renewed on March 21, 2018, between the Company and Paulson Investment Company, LLC.
(l) "Rules and Regulations" means the rules and regulations of the Commission adopted under the Securities Act.

(m) "Securities" means the securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.
(n) "Securities Act" means the Securities Act of 1933, as amended.
(o) "Warrant" means the warrant evidenced by this certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.
(p) "Warrant Certificate" means a certificate evidencing the Warrant.
(q) "Warrantholder" means a record holder of the Warrant or Securities.
2. Exercise of Warrant.
(a) All or any part of the Warrant represented by this Warrant Certificate may be exercised commencing on the Closing Date (the "Initial Exercise Date") and ending at 5:00 p.m. Pacific Time on the seven-year anniversary of the Closing Date (the "Expiration Date") by surrendering this Warrant Certificate, together with the Exercise Price and appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 6401 E Thomas Road, Suite 106, Scottsdale, AZ 85251; or at such other office or agency as the Company may designate. The date on which such instructions are received by the Company shall be the date of exercise. If the Warrantholder has elected a Cashless Exercise, such instructions shall so state.
(b) If at any time the Warrantholder elects a Cashless Exercise, the Warrantholder may surrender in payment of the Exercise Price, shares of Common Stock equal in value to the Exercise Price by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Warrantholder a number of shares of Common Stock computed using the following formula:
X=	Y(A-B)
A

Where:	X =	The number of shares of Common Stock to be issued to the Warrantholder pursuant to this Cashless Exercise
Y =	The number of shares of Common Stock in respect of which the Cashless Exercise election is made
A =	The fair market value of one share of Common Stock at the time the Cashless Exercise election is made
B =	The Exercise Price (as adjusted to the date of the Cashless Exercise)
For purposes of this Section 2(b), the fair market value of one share of Common Stock as of a particular date shall be determined as follows:  (i) if traded on a securities exchange, the value shall be deemed to be the closing price of the Common Stock on such exchange on the day prior to the Cashless Exercise; (ii) if traded over-the-counter, the value shall be deemed to be the mean of the closing bid and ask price of the Common Stock on the day prior to the Cashless Exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by PIC and the Board of Directors of the Company.

(c) Subject to the provisions below, upon receipt of notice of exercise, the Company shall promptly prepare or cause the preparation of certificates for the Securities to be received by the Warrantholder upon completion of the Warrant exercise. After such certificates are prepared, the Company shall notify the Warrantholder and, upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Securities being purchased, or, in the case of a Cashless Exercise, upon deemed surrender of Securities equal in value to the Exercise Price, deliver such certificates to the Warrantholder, or as per the Warrantholder's instructions, promptly after such funds are available, if applicable, and otherwise promptly thereafter.  The Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrant will be deemed to have become a holder of record of those Securities, as of the date of receipt by the Company of (a) available funds in cash in payment of the Exercise Price, or (b) notice of Cashless Exercise.
(d) If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised.
(e) Notwithstanding the foregoing, in no event shall such Securities be issued, and the Company is authorized to refuse to honor the exercise of the Warrant, if such exercise would result in the opinion of the Company's Board of Directors, upon advice of counsel, in the violation of any law.
3. Adjustments in Certain Events. The number, class, and price of Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:
(a) If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a).
(b) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Warrantholder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which the Warrantholder would have been entitled if, immediately prior to such event, the Warrantholder had held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

(c) When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.
(d) No fractional shares of Common Stock or other Securities will be issued in connection with the exercise of the Warrant, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.
(e) If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Warrantholder or its assignee upon exercise of its rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or its assignee is entitled under this Section 3(e).
(f) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale by the Company of the Common Stock or any other Securities purchasable upon exercise of the Warrant.
4. Reservation of Securities. The Company agrees that the number of shares of Common Stock or other Securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will, at all times during the term of the Warrant, be reserved for issuance.
5. Validity of Securities. All Securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms and, upon payment of the Exercise Price, will be fully paid and non-assessable.  The Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.
6. Transferability.
(a) Subject to compliance with any applicable securities laws, the Warrant may be transferred to individuals who are members, a partner, officer or other representative or stakeholder of Paulson Investment Company, LLC.  The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into additional Warrants evidencing the same aggregate number of Warrants.  Any such transfer shall be effected upon surrender of this Warrant Certificate at the principal office of the Company or its designated agent, together with a written assignment of the Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate evidencing the portion of the Warrant not so assigned, and this Warrant Certificate shall promptly be cancelled.

7. Securities Act Compliance.  The Warrantholder hereby represents: (a) that this Warrant and any Securities will be acquired for investment for the Warrantholder's own account and not with a view to the resale or distribution of any part thereof, and (b) that the Warrantholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  In addition, as a condition of its delivery of certificates for the Common Stock, the Company will require the Warrantholder to deliver to the Company representations regarding the Warrantholder's sophistication, investor status, investment intent, acquisition for its own account and such other matters as are reasonable and customary for purchasers of securities in an unregistered private offering as set forth in the attached Exercise Form.  The Company may place conspicuously upon each certificate representing the Securities a legend substantially in the following form, the terms of which are agreed to by the Warrantholder:
"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS."
8. No Rights as a Shareholder. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

9. Notice. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail, including by e-mail; and if served will be addressed as follows:
If to the Company:	Ammo, Inc. Attn: Ron Shostack 6401 E Thomas Road, Suite 106 Scottsdale, AZ 85251 Email: ron@ammo-inc.com
If to the Warrantholder:	Paulson Investment Company, LLC Attn: Alex Winks 2141 W. North Ave., 2nd Floor Chicago, Illinois 60647

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any notice given by e-mail must be accompanied by confirmation of receipt, and will be deemed effectively given upon confirmation of such receipt.  Any party may by written notice to the other specify a different address for notice purposes.

10. Applicable Law. This Warrant Certificate will be governed by and construed in accordance with the laws of the State of New York, without reference to conflict of laws principles thereunder.
[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its officer thereunto duly authorized as of the date first above indicated.

Dated as of ________________

Ammo, Inc.

By:
Name: Ron Shostack
Title: Chief Financial Officer

EXERCISE FORM
(To Be Executed by the Warrantholder
 to Exercise the Warrant)

TO: Ammo, Inc.

1.	The undersigned hereby irrevocably elects to exercise the right to purchase _________ shares of Common Stock, represented by Warrant No. C-19 as follows:
[ ]
Exercise for Cash.  Pursuant to Section 2(a) of the Warrant, the Holder hereby elects to exercise the Warrant for cash and tenders payment herewith (or has made a wire transfer) to the order of Ammo, Inc.  in the amount of $____________.

[ ]	Cashless Exercise. Pursuant to Section 2(b) of the Warrant, the Holder hereby elects to exercise the Warrant on a cashless basis.
2.	The undersigned requests that the applicable number of shares of Common Stock be issued and delivered to the following address:
Name:
Address:

Email:
SSN:

3.	The undersigned understands, agrees and recognizes that:
(a)	No federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the securities.
(b)	All certificates evidencing the shares of Common Stock, if any, may bear a legend substantially similar to the legend set forth in [Section 7] of the Warrant Certificate regarding resale restrictions.
Representations of the undersigned.

5.	The undersigned acknowledges that the undersigned has received, read and understood the Warrant and agrees to abide by and be bound by its terms and conditions.
6.
(i)  The undersigned has such knowledge and experience in business and financial matters that the undersigned is capable of evaluating the Company and the proposed activities thereof, and the risks and merits of this prospective investment.

[    ]   YES     [    ]   NO

(ii) If "No", the undersigned is represented by a "purchaser representative," as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act").
[    ]   YES     [    ]   NO
7.	(i) The undersigned is an "accredited investor," as that term is defined in the Securities Act.
[    ]   YES     [    ]   NO
(ii)  If "Yes," the undersigned comes within the following category of that definition (check one):
[ ]
The undersigned is a natural person whose present net worth (or whose joint net worth with his or her spouse), excluding the value of the undersigned's primary residence, exceeds $1,000,000. For purposes of calculating the undersigned's present net worth, the undersigned has included the following as liabilities: (i) any indebtedness that is secured by the undersigned's primary residence in excess of the estimated fair market value of the undersigned's primary residence at the time of the sale of the shares, and (ii) any incremental debt secured by the undersigned's primary residence that was incurred in the 60 days before the sale of the shares, other than as a result of the acquisition of the undersigned's primary residence.

[ ]
The undersigned is a natural person who had individual income in excess of $200,000 in each of the last two years or joint income with the undersigned's spouse in excess of $300,000 during such two years, and the undersigned reasonably expects to have the same income level in the current year.

[ ]	The undersigned is an officer or director of the Company.

[ ]	The undersigned is a corporation or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

[ ]
The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[ ]	The undersigned is an entity, all of whose equity owners are accredited investors under one or more of the categories above.

8.
The undersigned understands that the shares purchased hereunder have not been registered under the Securities Act, in reliance upon the exemption from the registration requirements under the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder; and, therefore, that the undersigned must bear the economic risk of the investment for an indefinite period of time since the securities cannot be sold, transferred or assigned to any person or entity without compliance with the provisions of the Securities Act

Dated:  _____________, 20___.

By:
Name:
Print:

Note: Signature must correspond with the name as written upon the face of the Warrant in all respects, without alteration or enlargement or any change whatsoever.